Exhibit 99.1

	CONTACT:	Mark Fredrickson, EMC
(508) 293-7137
FOR IMMEDIATE RELEASE		Fredrickson_mark@emc.com

Ryan J. Donovan, HP
(650) 857-8410
ryan.j.donovan@hp.com

EMC AND HP AGREE TO SETTLE ALL OUTSTANDING
INTELLECTUAL PROPERTY LITIGATION

HOPKINTON, Mass., and PALO ALTO, Calif. – Monday, May 2, 2005 – EMC Corporation (NYSE: EMC) and HP (NYSE: HPQ)(NASDAQ: HPQ) today announced that they have agreed to amicably dismiss all claims and counterclaims with no findings or admissions of liability in a settlement of a longstanding patent dispute involving patent infringement allegations between the two companies.  HP and EMC have been in patent litigation against each other since 2001.

As part of this settlement agreement, HP will pay a net $325 million balancing payment to EMC, which can be satisfied through the purchase for resale or internal use of complementary EMC products, such as the VMware product line, over the next five years.  EMC and HP also have signed a five-year patent cross-license agreement.

Paul T. Dacier, EMC’s Senior Vice President and General Counsel, said, “We are pleased with these agreements. This resolution allows EMC to protect our substantial intellectual property investments and patent portfolio while serving the best interests of our customers.  Upon completion, we expect to have a business relationship that will provide the customers of both companies with additional choices and technology that can accelerate their adoption of information lifecycle management.”

“HP is happy to conclude this matter in a way that recognizes the strength of both companies’ intellectual property portfolios and provides positive benefits to customers desiring interoperable multi-vendor solutions,” said Joe Beyers, Vice President of Intellectual Property Licensing, HP.  “By expanding our relationship with EMC’s various software divisions, HP will be able to deliver a more formalized approach to selling these solutions, and explore new ways to integrate and leverage our complementary offerings.”

About HP

HP is a technology solutions provider to consumers, businesses and institutions globally. The company’s offerings span IT infrastructure, global services, business and home computing, and imaging and printing. For the four fiscal quarters ended Jan. 31, 2005, HP revenue totaled $81.8 billion. More information about HP (NYSE, NASDAQ: HPQ) is available at www.hp.com.

About EMC

EMC Corporation (NYSE: EMC) is the world leader in products, services and solutions for information storage and management that help organizations extract the maximum value from their information, at the lowest total cost, across every point in the information lifecycle. Information about EMC’s products and services can be found at www.EMC.com.

HP disclaimer

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, the results of HP and its consolidated subsidiaries may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected results of the rights and releases granted under the patent cross-licensing agreement and of the settlement of litigation; the timing of the anticipated disposition of pending litigation; the expected financial impact of the settlement; statements of expectation or belief; and any statement of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the ultimate accounting treatment of the settlement, actions by courts and other risks that are described from time to time in HP’s Securities and Exchange Commission reports, including but not limited to HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended Jan. 31, 2005, and other reports filed after HP’s Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2004. HP assumes no obligation and does not intend to update these forward-looking statements.

EMC disclaimer

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) risks associated with acquisitions and investments, including the challenges and costs of integration, restructuring and achieving anticipated synergies; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (vi) component and product quality and availability; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) insufficient, excess or obsolete inventory; (ix) war or acts of terrorism; (x) the ability to attract and retain highly qualified employees; (xi) fluctuating currency exchange rates; and (xii) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission.  EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

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